Exhibit 32.1

SECTION 1350 CERTIFICATIONS*

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Ajit S. Gill, Chief Executive Officer, President and Director of Nektar Therapeutics (the “Company”), and Ajay Bansal, Chief Financial Officer and Vice President, Finance and Administration of the Company, each hereby certifies that, to the best of his knowledge:

1.                                       The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 8, 2003

/s/ AJIT S. GILL	/s/ AJAY BANSAL
Ajit S. Gill	Ajay Bansal
Chief Executive Officer, President and Director	Chief Financial Officer and Vice President, Finance and Administration

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement required by section 906, has been provided to Nektar Therapeutics and will be retained by Nektar Therapeutics and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

* This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.